AURINIA PROVIDES PRELIMINARY UNAUDITED FOURTH QUARTER AND FULL-YEAR 2022 NET REVENUE RESULTS

Preliminary unaudited net revenue for the fourth quarter and full year 2022 of approximately $28.4 million and $134.0 million

Preliminary unaudited net product revenue for the fourth quarter and full year 2022 of approximately $28.3 million and $103.5 million

Reiterates net product revenue guidance for 2023 in the range of $120-$140 million

Approximately $388.7 million of cash, cash equivalents, restricted cash and investments as of December 31, 2022 (unaudited)

VICTORIA, British Columbia – January 6, 2023 - Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) (Aurinia or the Company) today provided an update on its business performance. Preliminary unaudited net revenue for the three months and full year ended December 31, 2022 was approximately $28.4 million and $134.0 million. For the three months ended December 31, 2022, preliminary unaudited net revenues included net product revenues of approximately $28.3 million and license and collaboration revenue of approximately $0.1 million. For the full year ended December 31, 2022, preliminary unaudited net revenues included net product revenues of approximately $103.5 million and license and collaboration revenue of approximately $30.5 million. As of December 31, 2022, Aurinia had unaudited cash, cash equivalents and restricted cash and investments of approximately $388.7 million.
Peter Greenleaf, President and Chief Executive Officer of Aurinia, will discuss these updates as part of a webcast presentation at the 41st Annual J.P. Morgan Healthcare Conference on Wednesday, January 11 at 4:30 p.m. Pacific Time / 7:30 p.m. Eastern Time in San Francisco, CA.

Preliminary Fourth Quarter 2022 LUPKYNIS Product Metrics

•There were approximately 1,525 patients on LUPKYNIS therapy at December 31, 2022, compared with 1,354 at September 30, 2022.
•Aurinia added approximately 406 patient start forms (PSFs) during the fourth quarter 2022, as compared to 374 in the third quarter 2022.

“Given strong commercial execution in the fourth quarter, we demonstrated substantial growth in our key metrics for LUPKYNIS, including an increased total number of patients on therapy and an uptick in patient start forms in the back half of the fourth quarter, compared to the monthly average in the third quarter of 2022,” said Peter Greenleaf, President and Chief Executive Officer of Aurinia. “Given this progress, we believe we have achieved our 2022 full year net product revenue guidance and are positioned to achieve our net revenue guidance from product sales for 2023 in the range of $120-$140 million.”

About LUPKYNIS
LUPKYNIS is the first FDA-approved oral therapy for lupus nephritis (LN). LN causes irreversible kidney damage and significantly increases the risk of kidney failure, cardiac events, and death. It is one of the most serious and common complications of the autoimmune disease systemic lupus erythematosus (SLE). LUPKYNIS is approved in the United States (U.S.), the United Kingdom and across the European Union (E.U).

About Lupus Nephritis
LN is a serious manifestation of SLE, a chronic and complex autoimmune disease. About 200,000-300,000 people live with SLE in the U.S. and about one-third of these people are diagnosed with lupus nephritis at the time of their SLE diagnosis. About 50 percent of all people with SLE may develop lupus nephritis. If poorly controlled, LN can lead to permanent and irreversible tissue damage within the kidney. Black and Asian individuals with SLE are four times more likely to develop LN and individuals of Hispanic ancestry are approximately twice as likely to develop the disease when compared with Caucasian individuals. Black and Hispanic individuals with SLE also tend to develop LN earlier and have poorer outcomes when compared to Caucasian individuals.

About Aurinia
Aurinia Pharmaceuticals is a fully integrated biopharmaceutical company focused on delivering therapies to treat targeted patient populations that are impacted by serious diseases with a high unmet medical need. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis (LN). The Company’s head office is in Victoria, British Columbia, its U.S. commercial hub is in Rockville, Maryland, and the Company focuses its development efforts globally.
Forward-Looking Statements
Certain statements made in this press release may constitute forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable United States securities law. These forward-looking statements or information include but are not limited to statements or information with respect to: Aurinia’s estimates as to preliminary unaudited net revenue of approximately $134 million for the full year 2022 and approximately $28.4 million for the fourth quarter of 2022; Aurinia’s estimates as to preliminary unaudited fourth quarter and full year net product revenues of approximately $28.3 million and $103.5 million, respectively; Aurinia’s estimates as to holding approximately $388.7 million in cash, cash equivalents and investments as of December 31, 2022; Aurinia’s estimates as to net product revenue for 2023 in the range of $120-$140 million; Aurinia’s estimates as to the number of patients on LUPKYNIS therapy at December 31, 2022 and the number of patient start forms added in the fourth quarter of 2022; Aurinia’s belief that it has achieved its 2022 full year net product revenue guidance; Aurinia’s believe it is positioned to achieve its net revenue guidance from product sales for 2023; Aurinia’s estimates as to the number of patients with SLE in the U.S. and the proportion of those persons who have developed LN at time of SLE diagnosis; and Aurinia believing it is well positioned to achieve its 2023 net revenue guidance from product sales of LUPKYNIS in 2023. It is possible that such results or conclusions may change. Words such as “anticipate”, “will”, “believe”, “estimate”, “expect”, “intend”, “target”, “plan”, “goals”, “objectives”, “may” and other similar words and expressions, identify forward-looking statements. We have made numerous assumptions about the forward-looking statements and information contained herein, including among other things, assumptions about: the accuracy of reported data from third party studies and reports; the number, and timing of receipt, of PSFs and their rate of conversion into patients on therapy; assumptions relating to pricing for LUPKYNIS and patient persistency on the product; that Aurinia’s intellectual property rights are valid and do not infringe the intellectual property rights of third parties; Aurinia’s assumptions relating to the capital required to fund operations; the assumption that Aurinia’s current good relationships with its suppliers, service providers and other third parties will be maintained; assumptions relating to the burn rate of Aurinia’s cash for operations; the relationship between COVID vaccinations and patient treatment; assumptions related to timing of interactions with regulatory bodies; and that Aurinia’s third party service providers will comply with their contractual obligations. Even though the management of Aurinia believes that the assumptions made, and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking information will prove to be accurate.

Forward-looking information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Aurinia to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements or information. Such risks, uncertainties and other factors include, among others, the following: Aurinia’s actual future financial and operational results may differ from its expectations; difficulties Aurinia may experience in completing the commercialization of voclosporin; the market for the LN business may not be as estimated; Aurinia may have to pay unanticipated expenses; Aurinia may not be able to obtain sufficient supply to meet commercial demand for voclosporin in a timely fashion; unknown impact and difficulties imposed by the COVID-19 pandemic on Aurinia’s business operations including nonclinical, clinical, regulatory and commercial activities; the results from Aurinia’s clinical studies and from third party studies and reports may not be accurate; Aurinia’s third party service providers may not, or may not be able to, comply with their obligations under their agreements with Aurinia; regulatory bodies may not grant approvals on conditions acceptable to Aurinia and its business partners, or at all; and Aurinia’s assets or business activities may be subject to disputes that may result in litigation or other legal claims. Although Aurinia has attempted to identify factors that would cause actual actions, events, or results to differ materially from those described in forward-looking statements and information, there may be other factors that cause actual results, performances, achievements, or events to not be as anticipated, estimated or intended. Also, many of the factors are beyond Aurinia’s control. There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on forward-looking statements or information. All forward-looking information contained in this press release is qualified by this cautionary statement. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com or the

U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.

Investor/Media Contact:
Aurinia@westwicke.com
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